Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Hoth Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule(1)	Amount Registered(2)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value	Other	500,000	(3)	$0.5998	(1)	$299,900	$0.00014760	$44.27
Total Offering Amount							$299,900		$44.27
Total Fees Previously Paid									—
Total Fee Offsets									—
Net Fee Due									$44.27

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), by averaging the high and low sales prices of Hoth Therapeutics, Inc.’s (the “Registrant’s”) common stock, par value $0.0001 per share (“Common Stock”), as reported on The Nasdaq Capital Market on August 15, 2024, which date is within five business days prior to the filing of this Registration Statement.

(2)	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover an indeterminate number of additional shares of Common Stock of the Registrant which become issuable under the Registrant’s Amended and Restated 2022 Omnibus Equity Incentive Plan (as amended, the “2022 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of outstanding shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(3)	Represents 500,000 additional shares of Common Stock available for issuance under the 2022 Plan. On August 7, 2024, at the Registrant’s 2024 annual meeting of shareholders, the shareholders of the Registrant approved an increase in the number of shares reserved under the 2022 Plan by 500,000 shares.